Exhibit (a)(1)(J)(i)
[If Participant elected & HAS NOT exercised any discount option in 2006/2007, please direct them to this screen.]
ATMEL CORPORATION
ELECTION AMENDMENT REVIEW
     You have made the following elections with respect to your eligible options.

ALTERNATIVE
TWO:
Repriced and
							ALTERNATIVE ONE:	Increased
					Number of		Delayed Ability to	Exercise Price for
			Revised	Revised	Outstanding		Exercise Until a	All Eligible
Option	Original	Original	Management	Grant	Eligible		‘Permissible	Exercise in the
Number	Grant Date	Grant Price	Date	Price	Options	Expiration Date	Exercise Event’	Grant	Did Not Amend
							Chosen date is: [_]	o Repriced	o Did not amend
							Chosen date is: [_]	o Repriced	o Did not amend
							Chosen date is: [_]	o Repriced	o Did not amend
							Chosen date is: [_]	o Repriced	o Did not amend
							Chosen date is: [_]	o Repriced	o Did not amend
							Chosen date is: [_]	o Repriced	o Did not amend
Is this information correct? If yes, click PROCEED TO CONFIRMATION button to continue. If no, click RETURN TO PREVIOUS SCREEN button.

[RETURN TO PREVIOUS SCREEN]	[PROCEED TO CONFIRMATION]